FIRST SCIENTIFIC, INC.


                     NON-QUALIFIED STOCK OPTION AGREEMENT


                                 OPTION GRANT



1.    Name of Optionee: JERRAL R. PULLEY

2.    Maximum Number of Shares Granted Hereunder: One million (1,000,000)

3.    Exercise Price: Seventy-five cents ($0.75) per share

4.    Terms of Grant:

                                          Options Exercisable covering
            Exercise Dates                      Number of Shares
            --------------                -----------------------------

      *     On or after October 1, 1998    -     100,000
      *     On or after January 1, 1999    -     an additional 300,000
      *     On or after January 1, 2000    -     an additional 300,000
      *     On or after January 1, 2001    -     an additional 100,000
      *     On or after the earlier of
            January 1, 2001                -     an additional 200,000
            or the date when the Company
            has achievedbacklog of valid
            purchase orders
            aggregating $50,000,000 or more

5. Expiration of Options: Each option shall expire on the fifth anniversary of its respective exercise date set forth above; provided, however, that the Board of Directors shall have authority to extend any of such expiration dates at the request of the Optionee, which request shall not be unreasonably denied.

6. Service Requirement: Optionee shall continue to serve as Chairman of the Board of Directors and shall continue to provide consulting services to the Company of not less than forty percent of his business time (two business days per week, on average), in exchange for payment by the Company of $10,000 per month, to the extent that the Company elects to maintain such relationship. Unless the Company terminates Optionee's appointment as Chairman or consulting arrangement for cause, the vesting rights remain valid for the amounts, dates and conditions specified in the Terms of Grant in
      Section 4 above.

7. Adjustments. Upon the occurrence of any of the following events, the Optionee's rights with respect to Options shall be adjusted as hereinafter provided:

            (a) Stock Dividends and Stock Splits. If the shares of the Company's Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

            (b) Acceleration of Exercise Dates or Assumption of Options by Successors. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving entity, or the sale of all or substantially all of the Company's assets, this Option shall be exercisable in full and all vesting shall accelerate to full vesting of the unexercised number of shares prior to the consummation of such dissolution, liquidation, merger or asset sale.

            (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 6(b) above) pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of Common Stock, the Optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise at least the equivalent of the securities the Optionee would have received if the Optionee had exe4cised the Option prior to such recapitalization or reorganization.

            (e) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of my class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

            (f) Fractional Shares. No fractional shares shall be issued under this Option. The Optionee shall receive cash from the Company in lieu of such fractional shares.

 IN WITNESS WHEREOF, the Company has caused this Option to be granted and executed. The Optionee whose signature appears below acknowledges receipt of a copy of the Option Plan related to this Option and related Terms and Conditions this 30th day of September, 1998.

The Company:

First Scientific, Inc.

By: /s/ Douglas R. Warren
Name:   Douglas R. Warren
Title:   President



Accepted and acknowledged:



 /s/ Jerral R. Pulley
Jerral R. Pulley, Optionee